Exhibit 10.7

January 1, 2005

Mr. John P. Nallen

1 Salem Lane

Westport, CT  06880

Dear John:

In the manner set forth in this letter, the Board of Directors of News America Incorporated has determined that you will receive increased retirement benefits, including enhanced retirement benefits under the News America Supplemental Executive Retirement Plan (the “SERP”), as amended and restated effective January 1, 2002. All capitalized terms used in this letter which are undefined shall have the same meaning as in the SERP.

A.	You will receive the benefits under the SERP, increased in the following respects:
1.

“SERP Benefit” shall mean the benefit payable under the Qualified Plan calculated, however, without giving effect to Code Section 401(a)(17), but in no event shall Compensation taken into account in calculating this benefit for any Plan Year exceed $1,000,000. The annual benefit shall be payable to you or your surviving spouse during your lifetimes. Spouse for purposes of this letter shall mean the person you are married to on the date of your retirement.

2.

The amount specified in paragraph 1 above, shall, beginning, upon the date you commence receiving the benefit payments determined in paragraph 1 above, increase annually by the percentage increase in the prior calendar year’s cost of living adjustment based on the Revised Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for New York, Northern New Jersey, Long Island or any equivalent successor index (the “CPI Adjustment”) and shall apply to all payments that are made under paragraph 1 above.

B.

Upon your Early, Normal or Postponed Retirement Date, medical benefits shall be provided to you and your spouse during the retirement and thereafter to your surviving spouse on the same terms and conditions as then apply to the highest paid group of executives of News America Incorporated. Life insurance shall be maintained for you on the same basis and at not less than the level of coverage as was being provided to you on your retirement date.

C.	The benefits provided for in (A) shall be calculated with no reduction for (a) the surviving spouse or (b) an Early Retirement by you.

In addition, in connection with options hereafter issued to you to purchase shares of The News Corporation ordinary shares and/or limited voting shares under the News Corporation Limited Executive Share Option Plan or otherwise, the Board of Directors has determined that:

(a)	upon your retirement on an Early, Normal or Postponed Retirement Date, as defined in the News America Incorporated Qualified Plan and the News America Incorporated Supplemental Retirement Plan; or

(b)upon your death or the termination of your employment as a result of disability;

all such options shall become fully vested and shall be exercisable during the full ten year-term of the grant.

Very truly yours,

/s/ David F. DeVoe

November 17, 2008

Mr. John P. Nallen

News Corporation

1211 Avenue of the Americas

New York, NY  10036

Dear John:

The purpose of this letter is to advise you that the Compensation Committee of the Board of Directors of News Corporation determined on November 13, 2008 to provide clarifications and changes to the individual supplemental executive retirement arrangement previously granted to you (“ISERA”) providing enhanced retirement benefits beyond those available under the News America Incorporated Supplemental Executive Retirement Plan (“SERP”). The codification of the changes to your ISERA is attached

The major change is that the maximum amount of your compensation that may be taken into account will hereafter increase annually based on a cost of living adjustment. Additionally, you may elect to receive your benefits, in lieu of a joint and survivor annuity, if married (or a single life annuity, if you are unmarried), in the form of a lump sum payout or in ten level annual installments; these alternatives are actuarially equivalent payments.

Sincerely,

/s/ David F. DeVoe

John Nallen (the “Executive”) is entitled to receive benefits under the News America Incorporated Supplemental Executive Retirement Plan (the “SERP”), as well as an individual supplemental executive retirement arrangement that the Board of Directors of News America Incorporated previously awarded the Executive providing enhanced retirement benefits beyond those available under the SERP (the “ISERA”). The Compensation Committee of the Board of Directors of News Corporation has determined that the administrative rules for the ISERA along with additional benefits not provided in the SERP should also be further described in this document with regard to the calculation and administration of the Executive’s benefits under the ISERA. This codification of the ISERA has been made in accord with the prior administration of the ISERA and in accord with the prior calculation of the actuarial value of the benefits under the ISERA as disclosed in the Company’s proxy statement, and as supplemented by the additional benefit contained herein. Unless otherwise defined herein, all capitalized terms used in this document shall have the same meaning as in the SERP.

1.	Article II, Section 2.7. – The first sentence of the definition of SERP Benefit is hereby amended to read as follows:

“SERP Benefit” shall mean the benefit payable under the Qualified Plan calculated, however, without giving effect to Code Section 401(a)(17), but in no event shall Compensation taken into account in calculating this benefit for any Plan Year exceed $1,000,000; provided, that any offset of prior benefits pursuant to Section 4.4 of the Qualified Plan shall be calculated so that such offset shall not apply to a period of service during which the Participant was not eligible to participate in a stock bonus, pension or profit-sharing plan sponsored by an Affiliate which is qualified under Code Section 401 or maintained by a Non-U.S. Affiliate. The $1,000,000 figure shall be increased annually from July 1, 2008 by the CPI Adjustment until such time as the Participant has a Separation from Service. In all events, the SERP Benefit shall be decreased by the Actuarial Equivalent of any benefits payable to the Participant pursuant to a qualified and a non-qualified plan maintained or contributed to by an Affiliate (including a Non-U.S. Affiliate (exclusive of benefits attributable to contributions or salary deferrals of the Participant)), but in all events such benefits payable shall not be taken into account to the extent benefits payable hereunder would be less than the amount payable taking into account only Years of Benefit Service with Participating Employers. Additionally, in a case where the SERP Benefit was reduced by reason of prior Qualified Plan or Plan Benefit distributions, benefits payable shall be offset by the Actuarial Equivalent of the prior distribution (unless such distributions were restored to such plans), but in no event shall the benefits payable hereunder be less than the amount payable taking into account only Years of Benefit Service since such distributions. Additionally, the annual benefit payable to the Participant shall be increased by the CPI Adjustment each January 1 after payments have commenced. Additionally, credit will be given for ten (10) Years of Benefit Service in the calculation of the SERP Benefit (in addition to credit for services actually rendered).

2.	Article II – A new definition of CPI Adjustment is hereby added to read as follows:

“CPI Adjustment” shall mean the percentage increase in the prior calendar year’s cost of living adjustment based on the Revised Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for New York, Northern New Jersey, Long Island or any equivalent successor index.

3.	Article II – A new definition of Qualified Joint and Survivor Annuity is hereby added to read as follows:

“Qualified Joint and Survivor Annuity” or “QJSA” shall mean an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is 100 percent of the amount of the annuity which is payable during the life of the Participant and the spouse. The Spouse shall be determined as of the date any annuity payments commence.

4.	Article IV – A new Section 4.10 is hereby added to read as follows:
4.10

No Reduction for Certain Benefits. Notwithstanding the foregoing, (a) if the Participant elects a QJSA as the form of benefit under the Qualified Plan, the SERP Benefit shall be unreduced by the QJSA election; (b) if the Participant takes an Early Retirement Pension, the benefit received under this Plan shall not be subject to the reduction set forth in Section 7.2 of the Qualified Plan; and (c) if the Participant retires on his Postponed Retirement Date, the Participant’s monthly benefit under this Plan shall be equal to the calculation of the Participant’s monthly benefit pursuant to Section 7.5 of the Qualified Plan.

5.	Article IV – A new Section 4.11 is hereby added to read as follows:
4.11

Continuing Welfare Benefits. Provided a Participant retires at an Early, Normal or Postponed Retirement Date, medical benefits shall be provided to the Participant during retirement and thereafter to the surviving spouse (as of the date of such retirement) on the same terms and conditions as apply to the highest paid group of executives of News America Incorporated as of the date on the ISERA letter given to the Participant or, if more beneficial to the Participant, as of the date of his retirement and shall include any improvements to such benefits as are provided to such executives. Life insurance shall be maintained for the Participant on the same basis and at not less than the level of coverage as was being provided to the Participant on his or her retirement date.

6.	Article IV. – A new Section 4.12 is hereby added to read as follows:
4.12

Lump Sum and Ten-Year Payments. A Participant may elect pursuant to such rules as set by the Committee to receive benefits payable pursuant to this ISERA, in one lump sum or a series of annual installments payable over ten years which payment or payments is or are the Actuarial Equivalent of the benefits payable under this ISERA. In the absence of an effective election, payments shall be made in the form of an annuity. In calculating payments under this Section 4.12, the annual discount rate and mortality basis used in calculations shall be subject to change each year and will be the rate and basis used by News Corporation for financial reporting with respect to its United States defined benefit pension plans and shall apply for the succeeding fiscal year. The determination of future inflation expectations shall be made by News Corporation by considering various factors, including the differences in yields between United States Treasury instruments and United States Treasury Real Yields (so-called “TIPS”). Additionally, if a Participant has elected either a lump sum or ten-year installment payout on or before December 31, 2008, the assumptions described in the previous sentence shall be determined as of June 30 2008.

7.	Article V, Section 5.1 – Wherever “NAI” appears in Section 5.1, “News Corporation” shall be substituted and a new sentence at the end of the Section is hereby added to read as follows:

News Corporation includes (i) any successor to any portion or all of the assets of News Corporation in any sale or exchange where less than full and adequate consideration was received by News Corporation for such assets and (ii) any corporation into which News Corporation is consolidated or merged or any similar transaction or any successor in interest whether directly or indirectly, to News Corporation.

June 3, 2013

Mr. John P. Nallen

1 Salem Lane

Westport, CT  06880

Dear John:

Reference is made to the Employment Agreement (the “Agreement”) date January 1, 2005 between News America Incorporated and you as amended on December 12, 2008 and September 1, 2009. Reference is further made to the letter to you from News Corporation dated January 1, 2005, providing enhanced retirement and welfare benefits in certain events (the “SERP and Welfare Benefit Letter”), as clarified and changed through a letter provided to you on November 17, 2008. Reference is also made to the letter to you from News Corporation dated August 4, 1999 which provided you with certain prior service credit for purposes of pension and other benefit determinations.

Considering the above agreements and letters, the purpose of this letter is to advise you that the supplemental executive retirement arrangement previously granted to you (“ISERA”) providing enhanced retirement benefits beyond those available under the News America Incorporated Supplemental Executive Retirement Plan (“SERP”), has been amended as per the attached, effective as of June 3, 2013. We note that the principal change is to adjust the maximum amount of Compensation taken into account for calculating your benefits to $1,500,000. The attached is effective as of June 3, 2013.

Sincerely,

/s/ David F. DeVoe

David F. DeVoe

Senior Executive Vice President and

Chief Financial Officer

John Nallen (the “Executive”) is entitled to receive benefits under the News America Incorporated Supplemental Executive Retirement Plan (the “SERP”), as well as an individual supplemental executive retirement arrangement that the Board of Directors of News America Incorporated previously awarded the Executive providing enhanced retirement benefits beyond those available under the SERP (the “ISERA”). The Compensation Committee of the Board of Directors of News Corporation has determined that the administrative rules for the ISERA along with additional benefits not provided in the SERP should also be further described in this document with regard to the calculation and administration of the Executive’s benefits under the ISERA. This codification of the ISERA has been made in accord with the prior administration of the ISERA and in accord with the prior calculation of the actuarial value of the benefits under the ISERA as disclosed in the Company’s proxy statement, and as supplemented by the additional benefit contained herein. Unless otherwise defined herein, all capitalized terms used in this document shall have the same meaning as in the SERP. This ISERA is a complete restatement of the ISERA previously granted to the Executive and represents the sole ISERA benefit payable to the Executive, effective as of June 3, 2013.

I.	Article II, Section 2.7. – The first sentence of the definition of SERP Benefit is hereby amended to read as follows:

“SERP Benefit” shall mean the benefit payable under the Qualified Plan calculated, however, without giving effect to Code Section 401(a)(17), but in no event shall Compensation taken into account in calculating this benefit for any Plan Year exceed $1,500,000; provided, that any offset of prior benefits pursuant to Section 4.4 of the Qualified Plan shall be calculated so that such offset shall not apply to a period of service during which the Participant was not eligible to participate in a stock bonus, pension or profit-sharing plan sponsored by an Affiliate which is qualified under Code Section 401 or maintained by a Non-U.S. Affiliate. The $1,500,000 figure shall be increased annually from July 1, 2008 by the CPI Adjustment until such time as the Participant has a Separation from Service. In all events, the SERP Benefit shall be decreased by the Actuarial Equivalent of any benefits payable to the Participant pursuant to a qualified and a non-qualified plan maintained or contributed to by an Affiliate (including a Non-U.S. Affiliate (exclusive of benefits attributable to contributions or salary deferrals of the Participant)), but in all events such benefits payable shall not be taken into account to the extent benefits payable hereunder would be less than the amount payable taking into account only Years of Benefit Service with Participating Employers. If the SERP Benefit was subject to the determination provided under this Section 2.7 by using only Years of Benefit Service with Participating Employers, then the benefit under this Plan must be calculated as the excess, if any, of the SERP Benefit over the Actuarial Equivalent of any benefits payable to the Participant pursuant to a qualified and a non-qualified plan also based on only Years of Benefit Service with Participating Employers whether or not these were actually subject to such determination, provided that the benefit under this plan shall not be less than the SERP Benefit calculated using all Years of Benefit Service with the Company over the Actuarial Equivalent of any benefits payable to the Participant pursuant to a qualified and a non-qualified plan maintained or contributed to by the Company.

Additionally, in a case where the SERP Benefit was reduced by reason of prior Qualified Plan or Plan Benefit distributions, benefits payable shall be offset by the Actuarial Equivalent of the prior distribution (unless such distributions were restored to such plans), but in no event shall the benefits payable hereunder be less than the amount payable taking into account only Years of Benefit Service since such distributions.

Additionally, the annual benefit payable to the Participant shall be increased by the CPI Adjustment each January 1 after payments have commenced. Additionally, credit will be given for ten (10) Years of Benefit Service in the calculation of the SERP Benefit (in addition to credit for services actually rendered).

Additionally, there shall be added to the SERP, in the first sentence of Section 2.7 immediately preceding the first semi-colon therein, the following: “utilizing the same calendar years as were used in calculation of the Qualified Plan benefit,”.

2.	Article II – A new definition of CPI Adjustment is hereby added to read as follows:

“CPI Adjustment” shall mean the percentage increase in the prior calendar year’s cost of living adjustment based on the Revised Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for New York, Northern New Jersey, Long Island or any equivalent successor index, which in no event shall equal less than three percent compounded annually.

3.	Article II – A new definition of Qualified Joint and Survivor Annuity is hereby added to read as follows:

“Qualified Joint and Survivor Annuity” or “QJSA” shall mean an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is 100 percent of the amount of the annuity which is payable during the life of the Participant and the spouse. The Spouse shall be determined as of the date any annuity payments commence.

4.	Article IV – Section 4.4 is hereby amended to read as follows:
4.4

Benefits Payable Upon Disability Treated as a Separation from Service. A Participant who has a Disability shall be treated as being eligible for a SERP Section 4.7 Benefit in an amount equal to the present value of the accrued benefits payable at the earliest commencement date under the Qualified Plan discounted only by interest factors, but in no event shall it be payable earlier than the later of (a) a Separation from Service or (b) the attainment of age 55.

5	Article IV – A new Section 4.10 is hereby added to read as follows:
4.10

No Reduction for Certain Benefits. Notwithstanding the foregoing, (a) if the Participant elects a QJSA as the form of benefit under the Qualified Plan, the SERP Benefit shall be unreduced by the QJSA election; (b) if the Participant takes an Early Retirement Pension, the benefit received under this Plan shall not be subject to the reduction set forth in Section 72 of the Qualified Plan; and (c) if the Participant retires on his Postponed Retirement Date, the Participant’s monthly benefit under this Plan shall be equal to the calculation of the Participant’s monthly benefit pursuant to Section 7.5 of the Qualified Plan.

6.	Article IV. – A new Section 4.11 is hereby added to read as follows:
4.11

Continuing Welfare Benefits.  Provided a Participant retires at an Early, Normal or Postponed Retirement Date, medical benefits shall be provided to the Participant during retirement and thereafter to the surviving spouse (as of the date of such retirement) on the same terms and conditions as apply to the highest paid group of executives of News America Incorporated as of the date on the ISERA letter given to the Participant or, if more beneficial to the Participant, as of the date of his retirement and shall include any improvements to such benefits as are provided to such executives. Life insurance shall be maintained for the Participant on the same basis and at not less than the level of coverage as was being provided to the Participant on his or her retirement date.
7.	Article IV. – A new Section 4.12 is hereby added to read as follows:
4.12

Lump Sum and Ten-Year Payments. A Participant may elect pursuant to such rules as set by the Committee to receive benefits payable pursuant to this ISERA, in one lump sum or a series of annual installments payable over ten years which payment or payments is or are the Actuarial Equivalent of the benefits payable under this ISERA. In the absence of an effective election, payments shall be made in the form of an annuity. In calculating payments under this Section 4.12, the annual discount rate and mortality basis used in calculations shall be subject to change each year and will be the rate and basis used by News Corporation for financial reporting with respect to its United States defined benefit pension plans and shall apply for the succeeding fiscal year. The determination of future inflation expectations shall be made by News Corporation by considering various factors, including the differences in yields between United States Treasury instruments and United States Treasury Real Yields (so-called “TIPS”). Additionally, if a Participant has elected either a lump sum or ten-year installment payout on or before December 31, 2008 (which election shall apply to all payments pursuant to this ISERA), the assumptions described in the previous sentence shall be determined as of June 30, 2008 and in no event shall be less than the amounts of the projections (in the aggregate from all plans) used with respect to such election.

In the event the Participant is to receive a lump sum payment or a series of installment payments (in the form previously elected hereunder), such payment or payments will be paid, in the event of the Participant’s death prior to benefit commencement, to the beneficiary designated by the Participant pursuant to the ISERA Beneficiary Designation Form (attached hereto) or, in the absence of such a designation, to the Participant’s spouse at the time of such death or, in the absence of such a designation or a spouse, to the Participant’s estate; the amount payable upon Participant’s death shall be the present value (discounted only by interest factors) of the accrued benefits payable at the earliest commencement date under the Qualified Plan assuming both the Participant and spouse were alive as of that date.  No spousal consents will be required in connection with the beneficiary designations described herein, but in no event shall the lump sum payment or a series of installment payments equal to the value of the survivor annuity payable to the spouse of the deceased Participant be payable earlier than the Participant’s age 55 (or upon the death of the surviving spouse, if earlier) if the spouse is alive on the date of the Participant’s death.  In clarification of the foregoing, an amount equal to the remaining death benefit attributable to the additional amount had the Participant been alive shall be payable immediately after the death of the Participant along with the payment of the value of the survivor annuity, if the spouse had died earlier.

8.	Article V. Section 5.1 – Wherever “NAI” appears in Section 5.1, “News Corporation” shall be substituted and a new sentence at the end of the Section is hereby added to read as follows:

News Corporation includes (i) any successor to any portion or all of the assets of News Corporation in any sale or exchange where less than full and adequate consideration was received by News Corporation for such assets and (ii) any corporation into which News Corporation is consolidated or merged or any similar transaction or any successor in interest whether directly or indirectly, to News Corporation.